                                                                   Exhibit 4.3

                         RESIDUAL ASSETS ASSIGNMENT

     THIS ASSIGNMENT (the "Assignment"), dated as of January 1, 1994, is made by Green Tree Financial Corporation, a Minnesota corporation ("Green Tree") in favor of Green Tree Manufactured Housing Net Interest Margin Finance Corp. I, a Delaware corporation ("Finance I") and a wholly owned subsidiary of Green Tree, and Green Tree Manufactured Housing Net Interest Margin Finance Corp. II, a Delaware corporation ("Finance II") and a wholly owned subsidiary of Green Tree.

     WHEREAS, Green Tree is the owner of certain residual interests (the "Residual Assets") in the "real estate mortgage investment conduits" ("REMICs") issued pursuant to the Pooling and Servicing Agreements identified in Appendix I attached hereto ("the Pooling and Servicing Agreements").

     WHEREAS, pursuant to the terms and conditions set forth herein, Green Tree desires to assign to each of Finance I and Finance II its right, title and interest in fifty percent (50%) of each of the Residual Assets.


                                   ARTICLE I
                         ASSIGNMENT OF RESIDUAL ASSETS

     1.01  Residual Assets.  Subject to and upon the terms and conditions set
           ---------------
forth in this Agreement, Green Tree, as a contribution of capital, hereby transfers, assigns and delivers to each of Finance I and Finance II its right, title and interest in fifty percent (50%) of each of the Residual Assets, effective February 15, 1994 (or the record date with respect to the distributions made on February 15, 1994, as necessary). In order to effect such transfer, Green Tree shall deliver to or upon the order of Finance I and Finance II the certificates evidencing such Residual Assets, duly endorsed by Green Tree.

     1.02  Security Interest in Residual Assets.  Although the parties intend
           ------------------------------------
that the assignment of the Residual Assets pursuant to this Agreement shall constitute an absolute assignment and not a loan, if such assignments are deemed to be a loan, the parties intend that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The parties also intend and agree that Green Tree shall be deemed to have granted to the Trustee, and Green Tree does hereby grant to the Trustee, a perfected first-priority security interest in the items designated in Section 1.01 above, and that this Agreement shall constitute a security agreement under applicable law. If the trust created by the Trust Agreement terminates prior to the satisfaction of the claims of any person under any Senior Certificates (as defined in the Trust Agreement), the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such person.


                                 ARTICLE II
            INSIDE REFINANCING PAYMENTS AND REPURCHASE PAYMENTS;
                            SERVICING OBLIGATIONS

     2.01  Inside Refinancing Payments.  As part of the foregoing transfer,
           ---------------------------
with respect to each Contract which is refinanced by an Obligor (as defined in the Pooling and Servicing Agreements) through Green Tree, Green Tree agrees to pay to or upon the order of Finance I and Finance II an amount (an "inside refinancing payment") equal to the unpaid balance of such Contract, multiplied by the factor applicable to such Contract, based on the month in which such refinancing occurs and the Securitized Pool in which such Contract was included, as specified in Exhibit C to the Fee Assets Assignment; provided, however, that
                                                        ------------------
if an inside refinancing payment with respect to the same Contract is paid by Green Tree in connection with the assignment by Green Tree of the Fee Assets pursuant to the Fee Assets Assignment, such inside refinancing payment shall not be paid in connection with the assignment of the Residual Assets hereunder. Green Tree further agrees that any such inside refinancing payments that it is obligated to pay hereunder during any one month period will be made by 3:00 Central Standard Time on the business day immediately preceding the Distribution Date for such month.

     2.02  Repurchase Payments.  As part of the foregoing transfer, with respect
           -------------------
to each Contract in a Securitized Pool which is repurchased by Green Tree pursuant to its right as Servicer to repurchase such Contract in such Securitized Pool when the outstanding balance of such Securitized Pool has declined to 10% or less of its initial principal balance, or which is repurchased by Green Tree because of a breach of certain representations and warranties contained in the applicable Pooling and Servicing Agreement, Green Tree agrees to pay to or upon the order of Finance I or Finance II an amount (a "repurchase payment") equal to the unpaid balance of such Contract, multiplied by the factor applicable to such Contract, based on the month in which such repurchase occurs and the Securitized Pool in which such Contract was included, as specified in Exhibit C to the Fee Assets Assignment; provided, however, that
                                                        ------------------
if a repurchase payment with respect to the same Contract is paid by Green Tree in connection with the assignment by Green Tree of the Fee Assets pursuant to the Fee Assets Assignment, such repurchase payment shall not be paid in connection with the assignment of the Residual Assets hereunder. Green Tree further agrees that any such repurchase payments that it is obligated to pay hereunder during any one month period will be made by 3:00 Central Standard Time on the business day immediately preceding the Distribution Date for such month.

     2.03  Servicing Obligations.  Green Tree agrees to continue to act as
           ---------------------
servicer of the Contracts, to provide such reports with respect to the Residual Assets as Finance I or Finance II may reasonably request, and to enter into such further agreements with Finance I or Finance II or their assignee relating to such servicing obligations as Finance I and Finance II may reasonably request.


                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF GREEN TREE

     Green Tree hereby represents and warrants to each of Finance I and Finance II that:

     3.01  Green Tree.  Green Tree is a corporation duly organized, validly
           ----------
existing and in good standing under the laws of Minnesota, with the requisite corporate power and authority to enter into this Assignment and to perform the obligations required of it hereunder. The execution and performance of this Assignment by Green Tree and the consummation of the transactions contemplated hereby, will not violate any provision of law applicable to Green Tree, and do not and will not conflict with any of the terms of its Articles of Incorporation or By-Laws. The execution and performance of this Assignment will not violate any Pooling and Servicing Agreements; nor will the execution and performance of this Assignment conflict with any other material agreements of Green Tree which would result in a material adverse effect on Green Tree.

     3.02  Compliance with Contracts and Regulations.  Green Tree has complied
           -----------------------------------------
with all its obligations under the Contracts and the Pooling and Servicing Agreements which might affect the validity or enforceability of the Contracts or the Pooling and Servicing Agreements and the consummation of the transactions contemplated hereby will not violate any such obligations, laws or regulations.

     3.03  Title to the Residual Assets.  Green Tree is currently the sole owner
           ----------------------------
of the Residual Assets, free and clear of all liens and encumbrances and upon endorsement and delivery of the Residual Assets by Green Tree to Finance I and Finance II, Finance I and Finance II shall be the sole owners of the Residual Assets, free and clear of all liens and encumbrances.

                                   ARTICLE IV
                                 MISCELLANEOUS

     4.01  Remedies.
           --------

     (a) Any material breach by Green Tree of any representation or warranty made hereunder shall be enforceable by all remedies available in law or equity, including the repurchase of the Residual Assets by Green Tree.

     (b) Green Tree acknowledges that Finance I and Finance II intend to transfer the Residual Assets to the Trust pursuant to a Transfer Agreement dated as of January 1, 1994 among Finance I, Finance II and the Trust. Green Tree further acknowledges that all rights and remedies available to Finance I and Finance II upon the material breach by Green Tree of any representations or warranties made hereunder are also available to the Trustee of such Trust.

     4.02  Non-Petition Covenant.  Green Tree hereby agrees that it shall not,
           ---------------------
for any reason, institute proceedings for Finance I, Finance II or the Trust to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against Finance I, Finance II or the Trust, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to the bankruptcy of Finance I, Finance II or the Trust, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Finance I, Finance II or the Trust or a substantial part of the property of Finance I, Finance II or the Trust or cause or permit Finance I, Finance II or the Trust to make any assignment for the benefit of creditors, or admit in writing the inability of Finance I, Finance II or the Trust to pay its debts generally as they become due, or declare or effect a moratorium on the debt of Finance I, Finance II or the Trust or take any action in furtherance of any such action.

     4.03  Survival of Representations and Warranties.  Green Tree covenants and
           ------------------------------------------
agrees that its representations and warranties in this Assignment, and in any document delivered or to be delivered pursuant hereto, shall survive the date hereof.

     4.04  Governing Law.  The internal law, without regard to conflicts of laws
           -------------
principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Assignment and the performance of the obligations imposed by this Assignment.

     IN WITNESS WHEREOF, Green Tree has executed this Assignment as of the day and year first above written.


                                          GREEN TREE FINANCIAL CORPORATION


                                          By
                                             -----------------------------
                                             Its
                                                 -------------------------


Acknowledged by:                          GREEN TREE MANUFACTURED
                                          HOUSING NET INTEREST MARGIN
                                          FINANCE CORP. I


                                          By
                                             -----------------------------
                                             Its
                                                 -------------------------


Acknowledged by:                          GREEN TREE MANUFACTURED
                                          HOUSING NET INTEREST MARGIN
                                          FINANCE CORP. II


                                          By
                                             -----------------------------
                                             Its
                                                 -------------------------

                                   APPENDIX I
                                RESIDUAL ASSETS

                                                              Registered
Transaction    Pooling and Servicing                             Owner
Name               Agreement            Residual Asset         or Holder
- - ------------------------------------------------------------------------
GTFC 1993-4    December 1, 1993         Class C Certificate    GTFC-Two

GTFC 1993-3    September 1, 1993        Class C Certificate    GTFC-Two

GTFC 1993-2    June 1, 1993             Class C Certificate    GTFC-Two

GTFC 1993-1    March 1, 1993            Class C Certificate    GTFC-Two

GTFC 1992-2    December 1, 1992         Class C Certificate    GTFC-Two

GTFC 1992-1    September 1, 1992        Class C Certificate    GTFC-Two

MLMI 1992D     June 1, 1992             Class C Certificate    GTFC-Two

MLMI 1992B     March 1, 1992            Class C Certificate    GTFC-Two

MLMI 1991I     December 1, 1991         Class C Certificate    Home Owners
                                                               Pool

MLMI 1991G     September 1, 1991        Class C Certificate    GTFC-Two, as
                                                               agent for GTFC-
                                                               Two and Home
                                                               Owners Pool

MLMI 1991D     June 1, 1991; amended    Class C Certificate    MaHCS
               February 13, 1992

MLMI 1991B     March 1, 1991            Class C Certificate    GTFC-Two

MLMI 1990I     December 1, 1990         Class C Certificate    GTFC-Two

MLMI 1990G     September 1, 1990        Class C Certificate    GTFC-Two

MLMI 1990D     June 1, 1990             Class C Certificate    GTFC-Two

MLMI 1990B     March 1, 1990            Class C Certificate    GTFC-Two

MLMI 1989H     December 1, 1989;        Class C Certificate    MaHCS
               amended January 29,
               1990; June 20, 1990;
               February 13, 1992

MLMI 1989F     October 1, 1989;         Class C Certificate    GTFC-Two
               amended March 11, 1994

MLMI 1989D     June 1, 1989             Class C Certificate    GTFC-Two

MLMI 1989B     March 1, 1989            Class D Certificate    GTFC-Two

MLMI 1988X     December 1, 1988         Class C Certificate    Green Tree

MLMI 1988Q     September 1, 1988        Class C Certificate    Green Tree
                                                               Acceptance, Inc.

MLMI 1988H     June 1, 1988             Class C Certificate    Green Tree

                                     I-2